CORNELL CAPITAL PARTNERS, LP
101 Hudson Street, Suite 3700
Jersey City, New Jersey 07092

July 13, 2007

TXP Corporation
1299 Commerce Drive
Richardson, Texas 75081

Attention: Michael C. Shores, CEO

Re:	Secured Convertible Note Issued March 30, 2007 (the “Note”), by TXP Corporation (the “Company”) to Cornell Capital Partners, LP (“Cornell”)

Dear Mr. Shores:

This letter represents our understanding of the terms of amendment of the Note, which are as follows:

1.	Section 4(c)(1) of the Note is hereby modified to read:

“The conversion price in effect on any Conversion Date shall be equal to $0.41 per share (the “Conversion Price”). In the event that the Company has not raised at least One Million Dollars ($1,000,000) in additional equity capital between the date of the First Closing and the date that is two hundred and ten (210) days after the date of the First Closing (the “Equity Requirement Date”), the Conversion Price shall automatically become $0.25 per share, effective the first Business Day after the Equity Requirement Date. The Conversion Price may be adjusted pursuant to the terms of this Note.

2.
The interest rate as set forth in Section 1(a) of the Note shall be deemed to be ten percent (10%) for all days beginning on July 29, 2007, which represents the 121st day from March 30, 2007, until such date as the additional equity capital set forth in Section 4(c)(1) of the Note is raised in full, at which such time the interest rate shall revert back to six percent (6%).

As modified herein, the Note remains in full force and effect and the parties to not intend to modify the Note in any way other than as set forth herein.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

[Signature Page to Follow]

This letter agreement may be executed in one or more counterparts each of which taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

Very truly yours, CORNELL CAPITAL PARTNERS, LP By: Yorkville Advisors, LLC Its: Investment Manager

By:	/s/ Mark Angelo
Name: Mark Angelo
Title: Portfolio Manager

Acknowledged and Agreed to
as of this 13th day of July 2007:

TXP CORPORATION

By:  /s/ Michael C. Shores
Name: Michael C. Shores
Title: CEO